Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Scilex Holding Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

N/A

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)(2)	Maximum Aggregate Offering Price of Securities Previously Registered(2)	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	3,250,000(3)	$6,110,000(4)	S-3	333-280882	July 25, 2024
Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	108,686(5)	$6,466,817.00(6)	S-3	333-276245	January 11, 2024
Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	13,446(7)	$1,000,113.48(6)	S-3	333-276245	January 11, 2024
Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	428,572(8)	$16,500,022.00(6)	S-3	333-276245	January 11, 2024
Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	34,286(9)	$1,500,012.50(6)	S-3	333-276245	January 11, 2024
Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	319,132(10)	$11,616,404.80(6)	S-3	333-276245	January 11, 2024
Equity	Common Stock, par value $0.0001 per share, issuable upon conversion of convertible notes	914,823(11)	$45,000,000.00(12)	S-3	333-276245	January 11, 2024
Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	1,642,871(13)	$37,326,029.12(6)	S-3	333-276245	January 11, 2024
Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	131,472(14)	$3,393,292.32(6)	S-3	333-276245	January 11, 2024

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

The amount of securities listed in this table reflect the amount of securities previously registered by Scilex Holding Company, a Delaware corporation (the “Company”), on (a) the registration statement on Form S-3 (Registration No. 333-280882) filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 18, 2024 and declared effective by the SEC on July 25, 2024 (the “Resale Registration Statement”) and (b) the registration statement on Form S-3 (Registration No. 333-276245) filed by the Company with the SEC on December 22, 2023 and declared effective by the SEC on January 11, 2024 (the “Shelf Registration Statement” and, together with the Resale Registration Statement, the “Original Registration Statements”)), as applicable. Accordingly, all registration fees have been paid. On April 15, 2025, the Company effected a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a ratio of 1-for-35 (the “Reverse Stock Split”). Unless otherwise noted, the share amount and maximum aggregate offering price noted in the table above reflect the effect of the Reverse Stock Split.

(3)

Consists of 3,250,000 shares of Common Stock issuable upon exercise of a warrant (on a pre-Reverse Stock Split basis, as such warrant and the exercise price thereof were not subject to adjustment in connection with such split), registered for resale by the Selling Securityholder named in this registration statement. These shares were previously included in Registration Statement No. 333-280882 for which all filing fees were paid.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of Common Stock on July 15, 2024 of $1.88 (such share price does not reflect the effect of the Reverse Stock Split).

(5)

Consists of 108,686 shares of Common Stock issued or issuable upon exercise of warrants that were originally issued to investors pursuant to an offering that closed in March 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act.

(7)

Consists of 13,446 shares of Common Stock issued or issuable upon exercise of warrants that were originally issued to the placement agent pursuant to an offering that closed in March 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

(8)

Consists of 428,572 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to investors pursuant to an offering that closed in April 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

(9)

Consists of 34,286 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to the placement agent pursuant to an offering that closed in April 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

(10)

Consists of an aggregate of 319,132 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to investors and the placement agent pursuant to an offering that closed in October 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

(11)

Consists of 914,823 shares of Common Stock issuable upon conversion of senior secured convertible notes, that were originally issued to investors pursuant to an offering that closed in October 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

(12)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act based on the aggregate purchase price for all senior secured convertible notes issued in the October 2024 offering.

(13)

Consists of 1,642,841 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to investors pursuant to an offering that closed in December 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

(14)

Consists of 131,472 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to StockBlock Securities LLC pursuant to an offering that closed in December 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.